Exhibit 99.1

Dear Valeant and Bausch + Lomb Colleagues:

As Day 1 of our new combined company rapidly approaches, I would like to update everyone on the progress we have made on integration plans. I would first like to thank all of you who are working tirelessly and professionally to bring our two companies together - planning our integration, raising the financing, meeting regulatory requirements, and on the many, many other tasks that have been added to your normal workload. Your hard work will ensure our two companies start out in a successful manner, and I truly appreciate it.

Second, I thank all of you who have continued to focus on running our two businesses. As I continue to monitor weekly sales and other key metrics for the Valeant businesses, I see continued strong performance. Brent Saunders and Dan Wechsler have indicated to me they see similar strong performance at Bausch + Lomb. On behalf of both of our Boards and Valeant shareholders, I salute all of you for these accomplishments. I would like to congratulate the Valeant Aesthetics team for bringing Mentor into Valeant’s MVP Program and to the Valeant Asia team for completing our first Vietnam acquisition. I also want to offer my congratulations to the Bausch + Lomb teams for the recent launch of the Trulign Toric IOL and the recently acquired option with Mimetogen International to license their dry eye compound MM-D3, which is an excellent example of acquiring a late stage asset in a large and growing category. These initiatives demonstrate our two companies’ ability to continue to multi-task even during a major integration.

In terms of integration planning, we are largely finished. The strategy has been agreed to, the plans for our future organizational design are largely in their final stage, and the initial synergy targets, both in terms of dollars and timing, are likely to be exceeded. Over $800 million of cost synergies are expected to be realized with a run rate of well north of $500 million to be realized in 2013 and the rest is expected to be captured in 2014, without any reductions in the Bausch + Lomb North American field force or any material changes to the other field forces around the world.

The primary purpose of this memo is to communicate and reinforce our strategy, discuss our planned organizational model, and outline decisions that have been reached on the executive level. Today’s communication includes the timing of certain individual roles in the new company, and programs we have put in place for colleagues who will not be continuing with us on the next phase of our journey. I am confident we have a plan to treat all employees fairly during this transition period.

So let me touch on: (1) Valeant’s strategy and operating philosophy; (2) organizational design and philosophy and finally; (3) the new leadership team.

1. Valeant’s Strategy and Operating Philosophy

When Legacy Valeant and Biovail announced their merger in the spring of 2010, we had a combined revenue base of approximately $2 billion and a market capitalization of approximately $4 billion. At that time, we set out our aspiration to become the leading specialty pharmaceutical company in the world as measured by returns to our shareholders and market capitalization. Early in 2012, we built on this aspiration and set a strategic objective to become a Top 15 pharmaceutical company by the end of 2013, as measured by market capitalization. Thanks to the commitment and hard work of the combined organization, we recently reached a market capitalization of over $30 billion and have delivered the highest shareholder return of any major company on the New York Stock Exchange (NYSE) since 2008, thus accomplishing both objectives. Today, we start on the next step of our journey - to become the most valuable healthcare company in the world. And we will do so in a way that adheres to our strategic principles:

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We will build a leadership position in those market segments (therapeutic areas, product segments and geographies) we choose to compete in - focusing on markets that have attractive underlying fundamentals (attractive demographics, per capita spend, GDP growth, competition, reimbursement, etc.)

•	We will enter and exit market segments over time, based on our ability to:

•	Generate >5% organic growth rates for the foreseeable future

•	Achieve >20% overall growth rates

•	Deliver >20% operating margins

•	Earn >20% return on capital employed

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Our primary source of innovation will continue to come from business development - all business units will be expected to identify assets that meet our financial requirements and fit with our strategic principles

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We will augment this growth through selective late stage R&D investments – but will spend significantly more efficiently than our peers in recognition of the fact that R&D investment has not provided a good return for most pharmaceutical companies over the last two decades. We will not assume we are smarter, better or luckier than others in our industry

We will continue to operate a decentralized, highly efficient operating model. Our decentralized business units will continue to: (1) have full decision-making rights, (2) be held accountable for performance and, (3) be rewarded for achieving results. In keeping with this strategy, we are planning to eliminate the global structure and to reduce significantly the regional structure currently in place at Bausch + Lomb. From a cost standpoint, we will continue to apply a low margin operating mindset to high margin businesses. We take pride in our frugality, our ability to make quick decisions based on internal resources, and our willingness to all wear different hats at different times. And in return, we will pay above average total compensation for superior performance and above average shareholder returns.

For those of you who continue with Valeant, I want to welcome you to the Valeant Family and I trust you are excited about our strategy and operating approach. I suspect most of you will grow more as professionals over the next few years than you have at any previous time in your career. I also recognize that many of you did not sign up for this strategy or operating philosophy and many of you may choose not to continue to work for Valeant. I understand and respect that decision.

2. Organizational Design and Philosophy

We plan to organize our future combined company by geography – both regionally and by country. In our larger geographies like the U.S., we intend to organize by customer-facing business units. Each business unit is planned to be led by a General Manager and he/she will in most cases have direct line responsibility for all critical functions: sales, marketing, business development, manufacturing, R&D, human resources, IT, legal, etc. Only finance, compliance, and pharmacovigilence will report centrally to ensure proper controls of the business. However, the CFOs of each of these units will be expected to support and partner with the operating units. In those geographies and countries, like several European markets, where the implementation of our Valeant philosophy and following its organizational design requires prior information and/or consultation with employee representatives, European and local works council and/or authorities - we will surely follow these legal requirements before making decisions and implementation steps.

Each of our General Managers will be expected to create a highly ethical environment for his or her employees. In the end, our primary mission is to serve the patients and consumers who use our products, the physicians who prescribe / recommend them and the customers who provide retail outlets for these products. Healthcare companies are held by society to the highest possible ethical standard - and they should be. Adhering to this extremely high ethical bar supersedes any financial or other objective.

To succeed, each of our units will need to do two things well: (1) execute flawlessly in terms of developing, producing, marketing and selling its products and (2) identify, negotiate and close value creating business development deals on behalf of the company. Again, our focus in our business development activities will be on in-line, or soon to be marketed products. We will also discourage the creation of large business development teams - business development should be the role of our line executives, starting with me.

In terms of Bausch + Lomb, we will integrate the three business units and form Bausch + Lomb Eye Health in recognition of the extraordinary brand name recognition that has been built up over 160 years. In addition to all current and new products, every employee within the Bausch + Lomb business units will proudly carry the Bausch + Lomb business card.

Consistent with our decentralized operating philosophy, our corporate center will be small, lean and focused on three things:

1.	Ensuring adequate controls to protect our shareholders and to ensure we are in compliance with all regulatory requirements

2.	Ensuring overall corporate financial objectives are met

3.	Actively managing all capital allocation decisions (e.g., what business development deals we will or will not do)

In total, our corporate staff will number less than 100 people.

3. The New Leadership Team and Organization

I am pleased to announce the new Executive Management Team, or EMT, for Valeant following the completion of the merger. The EMT is Valeant’s most senior committee and is tasked with making capital allocation decisions and ensuring our businesses achieve short-term commitments as well as our ambitious long term growth aspirations. The new Executive Management Team will consist of:

•	Rob Chai-Onn, EVP and General Counsel

•	Laizer Kornwasser, EVP and Company Group Chairman, Canada, Neurology and Oral Health

•	Pavel Mirovsky, EVP, President & GM EMEA

•	Howard Schiller, EVP, and Chief Financial Officer

•	Brian Stolz, EVP, Administration & Chief Human Capital Officer

•	Dan Wechsler, EVP and Company Group Chairman, Bausch + Lomb

•	Ryan Weldon, EVP and Company Group Chairman, Medicis

In addition to Dan Wechsler, I am excited to welcome a number of other Bausch + Lomb leaders into key executive roles in the new organization. These include: Tom Appio, Craig Dashefsky, Richard D’Souza, Joe Barr, Phillip Giola, Joe Gordon, George Grobe, Deborah Jorn, Calvin Roberts, Baldo Sforzolini, Jon Hayashida, and Chuck Schultes. More Bausch + Lomb leaders will join after confirmation of our future organizational structure.

Brent and I would like to recognize a number of executives who will be leaving our organizations after the deal closes, and to thank them for their many contributions. Sue Hall, our Global Head of R&D, has decided to retire after a distinguished career at Valeant. From Bausch & Lomb, Bob Bailey, John Barr, Bob Bertolini, Alan Farnsworth, Mariano Garcia-Valino, Brian Harris, Rick Heinick, Sheila Hopkins, Susan Roberts and Charl van Zyl will all transition out of the company. These executives have all created significant value for each respective organization and we wish them well in future endeavors.

I am pleased that Mike Gowen, Rod Unsworth and Sue Hall have all agreed to help ensure a smooth transition to the new organization. Brent Saunders will also continue to assist with the transition; providing advice and assistance in an advisory role, as needed. Sue Hall will serve as a consultant on efinaconazole. Rod Unsworth will advise me on business matters in Asia and assist Tom Appio in Japan and North Asia. Mike Gowen will help ensure a smooth transition to a regional manufacturing and supply chain model.

3.1 New Organization

As part of the integration process, we have developed a new high-level organization chart for the combined company, which I have attached. With input from the new Executive Management Team, we will now further discuss and develop the organization below and provide opportunities for employees from both Bausch + Lomb and Valeant. In this future organizational design we intend and expect to reduce headcount by approximately 10-15% across the newly combined company.

Severance Plans for the U.S. and Canada have also been finalized. Redundancy situations and severance plans outside North America will follow local regulations. In the U.S. and Canada, we have made the decision to honor the respective severance plans currently in place at each company with the objective of providing individuals with appropriate support during transition to alternative employment. These plans will be in place for a period of time and more information will be provided to affected employees at the appropriate time. With respect to other benefits, as of January 1, 2014 all employees will move to the Valeant plans. Our intention is to treat all departing employees with the support and respect they deserve and to inform all employees of their job status shortly after close. Again, in those geographies and countries where we will identify redundancies after deal closure, we will follow local regulations and procedures including information and consultation with respective bodies.

3.2 Facility Locations

In addition to leadership changes, we are also planning to consolidate locations to streamline operations and improve efficiencies. Our Corporate headquarters will remain in Laval, Quebec. We will operate our U.S. headquarters and new U.S. Eye Health business unit in New Jersey. Valeant’s Medicis operation will be relocated to New Jersey and Valeant’s Obagi operation will continue to remain in California, but will be consolidated to one combined Valeant/Bausch + Lomb location. Outside the U.S., our Regional and Country Managers will be responsible for any further consolidations in their respective areas and will follow corresponding legal procedures before decision making and communicating. We will continue to operate all current manufacturing locations in the U.S., including Rochester, which is an important site given its manufacturing and R&D capabilities.

Closing Timeline

We have now received several regulatory approvals for the transaction and we expect remaining approvals will be received sometime in early August. Once we receive all appropriate approvals, we plan to conclude the transaction as soon as possible and begin the process of clarifying structures and communicating everyone’s position.

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I appreciate that, as exciting as this venture may be, change is difficult and some of this information may be unsettling — particularly with regard to appointments, terminations and location consolidations. It is not easy when friends and colleagues leave the organization or when there is uncertainty regarding your individual roles. For those of you who will be joining us, I am very excited and optimistic about the future of the combined organization and I look forward to working together on our journey to make Valeant the most valuable pharmaceutical company in the world.

Best regards,

Mike Pearson

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

To the extent any statements made in this letter contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, “forward-looking statements”).

These forward-looking statements relate to, among other things, the expected timing of the receipt of regulatory approvals and the closing of the proposed acquisition of Bausch + Lomb by Valeant (the “Transaction”); the expected benefits of the Transaction such as efficiencies, cost savings, growth potential, market profile and financial strength; the performance of the companies; the ability to grow the combined company and adhere to strategic principles; expected organizational and management structure and facilities locations; and the competitive ability and position of the combined company. Forward-looking statements can generally be identified by the use of words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “continue,” “plan,” “project,” “will,” “may,” “should,” “could,” “would,” “target,” “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Because these statements reflect Valeant or Bausch + Lomb’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Readers and investors should note that many factors could affect the proposed business combination of the companies and their future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in this letter. These factors include, but are not limited to: the risk that the Transaction will not close or will be delayed; the risk that Valeant’s business and/or Bausch + Lomb’s business will be adversely impacted during the pendency of the acquisition or the integration of the businesses; the risk that the operations of the two companies will not be integrated successfully; Valeant and Bausch + Lomb’s ability to successfully develop, commercialize and market new products; Valeant and Bausch + Lomb’s ability to obtain regulatory approval of any of their respective pipeline products; competition for the business of Valeant and Bausch + Lomb’s products; market acceptance of Valeant and Bausch + Lomb’s future products; government regulation of the companies’ industries; the outcome of any pending or future litigation or claims by third parties or the government; the risk of changes in governmental regulations; the impact of economic conditions; the impact of competition and pricing and other risks and uncertainties, including those (i) detailed from time to time in the Valeant’s periodic reports filed with the Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (“CSA”), including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “RISK FACTORS” in its annual reports on Form 10-K for the year ended December 31, 2012, which have been filed with the SEC and the CSA and (ii) the risk factors detailed in Amendment No. 1 to the Form S-1 Registration Statement on WP Prism Inc. (the former name of Bausch + Lomb Holdings Incorporated), filed with the SEC on April 26, 2013, which has not been declared effective by the SEC. The forward-looking statements in this letter are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the companies’ actual results to differ materially from expected and historical results. The companies assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.